Exhibit 99.1

News Release

LANDAUER

LANDAUER, INC. names Mike KAMINSKI PRESIDENT and CHIEF EXeCUTIVE OFFICER, EFFECTIVE OCTOBER 1

For Further Information Contact:

Michael DeGraff

Sard Verbinnen & Co

Phone: 312.895.4734

Email: mdegraff@sardverb.com

GLENWOOD, Ill. —  August 26, 2015 — Landauer, Inc. (NYSE: LDR), a recognized leader in personal and environmental radiation measurement and monitoring, outsourced medical physics services and high quality medical consumable accessories, today announced that its Board of Directors has elected  P. Kaminski  to succeed Michael T. Leatherman as President and Chief Executive Officer of the Company, effective October 1, 2015. Mr. Kaminski has also been appointed to the company's Board of Directors, effective the same date. Mr. Kaminski currently serves as President of Landauer’s Radiation Measurement business.

In addition, the Board of Directors appointed Mr. Leatherman to the role of Executive Chairman of the Board of Directors and announced that Robert Cronin, Landauer’s current Chairman, will become the Board’s Lead Independent Director, both effective October 1, 2015.

Mr. Leatherman said, “It has been an honor to lead ,  and I’m proud of the progress the company has made on its growth initiatives. We are well positioned as the leading provider of enterprise-wide radiation management solutions and poised to capitalize on the significant market opportunities ahead.  Over the past few years, Mike Kaminski has been critical to our efforts, and I look forward to continuing to support Mike and the rest of our outstanding team as the company builds on its strong platform for future growth.”

Mr. Cronin stated, “We have a highly skilled and seasoned executive in Mike Kaminski, with a demonstrated track record and a deep understanding of our business and our customers. During his tenure, Mike has made exceptional contributions to Landauer, including driving innovation and market development, implementing lean processes and positioning our Radiation Measurement business as an engine for future growth.  We are confident in Mike’s ability to lead the company forward and execute on our plan for sustainable growth.”

Cronin continued, “On behalf of the Board, I would also like to thank Mike Leatherman for his tremendous leadership during an important time for the company.  It has been a pleasure to work with him, and we look forward to continuing to benefit from his strategic counsel in his new role as Executive Chairman.”

Mr. Kaminski stated, “I am excited to have the opportunity to lead this outstanding organization, and I  look forward to continuing to work with  Leatherman in his new role as well as with our entire management team and talented professionals around the world. Today, we  are successfully executing on our key initiatives and are well positioned to meet the emerging needs for a broader radiation management solution.  We continue to see strong demand for our solutions and believe we have the right plan in place to leverage Landauer’s unique market position and drive significant growth and long-term value for shareholders.”

Mr. Kaminski,  55, joined Landauer in April 2013 as President of the Radiation Measurement Division, the company’s largest business segment. Prior to joining Landauer, Mr. Kaminski was the President and CEO of Stereotaxis, a medical robotic company. Before Stereotaxis, Mr. Kaminski spent nearly 20 years at Hill-Rom Inc. where he held several functional positions, including sales, service, marketing, and operations.  He also served in key executive leadership positions, which included general management of the hospital business. During Mr. Kaminski’s tenure at Hill-Rom, the company grew from $100M to over $1.1B in revenue.

About Landauer

Landauer is a leading global provider of technical and analytical services to determine occupational and environmental radiation exposure, the leading domestic provider of outsourced medical physics services, as well as a provider of high quality medical accessories used in radiology, radiation therapy, and image guided surgery procedures. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, nuclear facilities and other industries in which radiation poses a potential threat to employees. Landauer’s services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from customers, and the analysis and reporting of exposure findings. The Company provides its dosimetry services to approximately 1.8 million individuals globally. In addition, through its Medical Physics segment, the Company provides therapeutic and imaging physics services to the medical physics community. Through its Medical Products segment, the Company provides medical consumable accessories used in radiology, radiation therapy, and image guided surgery procedures. For information about Landauer, please visit their website at http://www.landauer.com.

Safe Harbor Statement

Some of the information shared here constitutes forward-looking statements that are based on assumptions and involve certain risks and uncertainties. These include the following, without limitation: assumptions, risks and uncertainties associated with the Company’s future performance; the Company’s development and introduction of new technologies in general; the ability to protect and utilize the Company’s intellectual property; continued customer acceptance of the InLight technology; the adaptability of optically stimulated luminescence (OSL) technology to new platforms and formats; military and other government funding for the purchase of certain of the Company’s equipment and services; the impact on sales and pricing of certain customer group purchasing arrangements; changes in spending or reimbursement for medical products or services; the costs associated with the Company’s research and business development efforts; the usefulness of older technologies and related licenses and intellectual property; the effectiveness of and costs associated with the Company’s IT platform enhancements; the anticipated results of operations of the Company and its subsidiaries or ventures; valuation of the Company’s long-lived assets or business units relative to future cash flows; changes in pricing of services and products; changes in postal and delivery practices; the Company’s business plans; anticipated revenue and cost growth; the ability to integrate the operations of acquired businesses and to realize the expected benefits of acquisitions; the risks associated with conducting business internationally; costs incurred for potential acquisitions or similar transactions; other anticipated financial events; the effects of changing economic and competitive conditions, including instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; foreign exchange rates; government regulations; accreditation requirements; changes in the trading market that affect the costs of obligations under the Company’s benefit plans; and pending accounting pronouncements. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from what is anticipated today. These risks and uncertainties also may result in changes to the Company’s business plans and prospects, and could create the need from time to time to write down the value of assets or otherwise cause the Company to incur unanticipated expenses. Additional information may be obtained by reviewing the information set forth in Item 1A “Risk Factors” and Item 7A “Quantitative and Qualitative Disclosures about Market Risk” and information contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014 and other reports filed by the Company, from time to time, with the Securities and Exchange Commission. The Company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in the Company’s expectations, except as required by law.